Exhibit 23


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements No. 33-00184 and No. 33-43168 of E-Z-EM, Inc. on Form S-8 of our report dated August 8, 1996, appearing in the Annual Report on Form 10-K of E-Z-EM, Inc. and Subsidiaries for the fifty-two weeks ended June 1, 1996.




/S/ GRANT THORNTON LLP
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GRANT THORNTON LLP

Melville, New York
August 28, 1996